Exhibit 10-AO

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (this "Agreement"), dated October 30, 2000, is made by QUALITY DINING, INC., an Indiana corporation, having its principal place of business at 4220 Edison Lakes Parkway, Mishawaka, Indiana (the "Company"), and DANIEL B. FITZPATRICK, (the "Executive").

                                    Recitals

         1. The Executive is currently employed as the Chairman of the Board, President and Chief Executive Officer of the Company and the Company desires to assure the continued service of Executive.

         2. The Executive is willing to continue such employment by the Company on the terms set forth herein.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Company and the Executive hereby agree as follows:

         1.       Certain Definitions.

                  (a) "Effective Date" shall mean the date of this Agreement.

                  (b) "Change of Control Date" shall mean the first date during the Employment Period (as defined in Section 1 (c) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) as at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of any such termination of employment or cessation of officer status.

                  (c) "Employment Period" shall mean the period commencing on the Effective Date and, unless earlier terminated under Section 5 hereof or extended as hereinafter provided, ending on the 30th day of October, 2003. Commencing on October 31, 2001, and on each anniversary of such date (each such anniversary shall be hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate on the third anniversary of such Renewal Date.

                  (d) "Board" shall mean the Board of Directors of the Company.

         2. Change of Control. For the purpose of this Agreement, "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of 20% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2 are satisfied, or (5) any acquisition by any Person (or by such Person's estate or heirs upon such Person's death) who on the date of this Agreement is a director or officer of the Company or is the beneficial owner of 20% or more of the outstanding voting securities of the Company ("Affiliated Person"); or

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) The Company enters into an agreement for a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company stock and outstanding Company voting securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the outstanding Company common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the Company enters into an agreement for the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation, any Affiliated Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                  (e) Notwithstanding the foregoing, none of the transactions contemplated in subsections (a), (b), (c)or (d) shall constitute a Change of Control if such transaction occurs in connection with or as the result of a transaction subject to Rule 13e-3 promulgated under the Exchange Act as in effect from time to time provided that executive officers of the Company are the beneficial owners of 75% or more of the voting securities of the Company outstanding following such transaction.

         3. Employment. Subject to the terms and conditions provided herein, the Company hereby agrees, during the Employment Period, to employ the Executive as its Chairman of the Board, President and Chief Executive Officer. The Executive hereby agrees to accept such employment and offices during the Employment Period.

         4.       Terms of Employment.

                  (a)      Position and Location.

                           (i)      Before Change of Control. During the
Employment Period and prior to the Change of Control Date, the Executive, in his capacity as Chairman of the Board, President and Chief Executive Officer of the Company, shall have the duties, authority and responsibility normally associated with and typically afforded to the position of Chairman of the Board, President and Chief Executive Officer of a publicly-owned and traded corporation. The Executive's duties shall only be performed at Mishawaka, Indiana, except for travel reasonably required in the performance of the Executive's duties.

                           (ii)     After Change of Control. During the
Employment Period and on and after the Change of Control Date, (A) the Executive's position (including, without limitation, the Executive's status, offices, titles and reporting relationships), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held or exercised by, and/or assigned to, the Executive at any time during the ninety (90) day period immediately preceding the Change of Control Date, and (B) the Executive's duties shall be performed at the location where such services were performed immediately preceding the Change of Control Date.

                           (iii)    Responsibilities. Subject to the immediately
succeeding sentence, during the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently the duties and responsibilities set forth in this Section 4(a). During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on community, corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, (C) manage personal affairs and/or investments, so long as such activities do not significantly interfere with the performance of the Executive's duties and responsibilities under this Agreement. Notwithstanding the above, the Executive shall not be required to perform any duties and/or responsibilities which, in the Executive's reasonable judgment, would be likely to result in a non-compliance with or violation of any applicable law, regulation or rule of professional conduct.

                           (iv)     Reporting. The Executive shall report solely
and directly to the Board.

                  (b)      Compensation.

                           (i)      Base Salary. During the Employment Period,
the Executive shall receive a base salary of no less than Three Hundred Seventy Thousand Dollars $370,000.00 per annum (the "Base Salary"), payable in accordance with normal payroll practices. During the Employment Period, the Base Salary shall be reviewed at least once annually for an increase (of no less than 5%) and shall be increased (but not decreased) at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other officers of the Company. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement and any such increased Base Salary shall then constitute the "Base Salary" for purposes of this Agreement.

                           (ii)     Annual Bonus, Incentive, Savings and
Retirement Plans. For each fiscal year of the Company ending during the Employment Period, the Executive shall also be eligible for an annual bonus of up to 50% of the Base Salary, payable no later than 75 days after the end of each fiscal year of the Company. During the Employment Period, the Executive shall also be entitled to participate in all bonus, short-or long-term incentive, savings and retirement plans, practices, policies and programs maintained or provided by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           (iii)    Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be entitled to participate in and shall receive all benefits under any and all welfare benefit plans, practices, policies and programs maintained or provided by the Company (including, without limitation, medical, hospitalization, prescription, dental, retiree health, disability, salary continuance, employee, life, group life, accidental death/dismemberment and travel accident insurance plans and programs) from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           (iv)     Fringe Benefits. During the Employment
Period, the Executive shall be entitled to perquisites and/or fringe benefits in effect as of the Effective Date and, to the extent more favorable to the Executive, such perquisites and/or fringe benefits in accordance with the plans, practices, policies and programs maintained or provided by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           (v)      Vacation. During the Employment Period, the
Executive shall be paid vacation in accordance with plans, practices, policies and programs maintained or provided by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           (vi)     Additional Cash Bonus. The Company shall pay
the Executive the following amounts on the following dates: on the Effective Date, $150,000; on January 31, 2001, $150,000; and on January 31, 2002,
$150,000.

         5.       Termination.

                  (a) Death or Disability. The Employment Period shall terminate automatically upon the Executive's death. If during the Employment Period, the Disability (as defined below) of the Executive has occurred, the Company may give the Executive written notice (in accordance with Section 13(b) of this Agreement) of its intention to terminate the Executive's employment with the Company due to such Disability. The Executive's employment with the Company as the case may be, shall be terminated by the Company on the 90th day (the "Disability Effective Date"), after receipt by the Executive of such notice if, within the ninety (90) day period commencing on the date such notice is received, the Executive shall not have returned to the full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means physical or mental disability which, at least six months after its commencement, is determined to be total and permanent by a physician mutually selected by the Company and the Executive (or the Executive's legal representative).

                  (b) Cause. During the Employment Period, the Company may terminate the Executive's employment with the Company hereunder for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive of a felony involving moral turpitude.

                  (c) Good Reason. During the Employment Period, the Executive's employment with the Company hereunder may be terminated by the Executive for "Good Reason." For purposes of this Agreement, "Good Reason" means:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including, without limitation, the Executive's status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company, which, in his reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                  (ii) (A) failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (B) after the Change of Control Date, any failure to pay the Base Salary in accordance with Section 4(b)(i), or any failure to maintain or provide for the benefit of the Executive the plans, practices, policies and programs and the benefits provided thereunder, described in Sections 4(b),(ii) through (v) on the most favorable basis such plans, practices, policies and programs were maintained, and such benefits provided, during the ninety (90) day period immediately preceding the Change of Control Date, or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter; or

                  (iii) the Company requiring the Executive to be based at any office or location other than that set forth in Section 4(a) hereof, except for travel reasonably required in the performance of the Executive's duties; or

                  (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement or expressly consented to in writing by the Executive; or

                  (v)      any failure by the Company to comply with and satisfy
         Section 5(c) of this Agreement.

                  For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive on or after the Change of Control Date shall be conclusive, final and binding on all persons. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the one (1) year period immediately following the Change of Control Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                  (d) Voluntary Termination. During the Employment Period, the Company may terminate, upon thirty (30) days advance written notice given to the Executive, the Executive's employment with the Company hereunder other than for Cause and the Executive may voluntarily terminate, upon thirty (30) days advance written notice given to the Company, the Executive's employment with the Company hereunder without Good Reason.

                  (e) Notice of Termination. Any termination by the Company for cause or by the Executive for Good Reason shall be communicated by a notice of termination as defined below, given in accordance with Section 13(b) of this Agreement and which specifies (i) the termination provision in this Agreement relied upon, (ii) the facts and circumstances (in reasonable detail) claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) the Date of Termination (as defined below). The failure by the Executive to set forth in such notice of termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

         6.       Obligations of the Company upon Termination.

                  (a) Death. If the Executive's employment is terminated by reason of the Executive's death, the Executive, or the Executive's legal representatives, as the case may be, shall be entitled to receive (i) the Executive's Base Salary through the date of death at the rate in effect (as provided for in Section 4(b) of this Agreement) on the date of death, (ii) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company, (iii) any accrued vacation pay not yet paid by the Company, and (iv) a lump sum payment equal to one year of the Executive's then Base Salary and the full amount of the bonus the Executive then was eligible to receive assuming for purposes hereof that the Executive would have received 100% of the Executive's bonus potential (such amounts specified in clauses (i), (ii) and (iii), are hereinafter referred to as the "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the date of death. In addition, the Executive's family shall be entitled to receive the most favorable family death and other benefits provided by the Company to surviving families of senior executives of the Company under the plans, practices, policies and programs, if any, maintained or provided by the Company (or the economic equivalent thereof).

                  (b) Disability. If the Executive's employment with the Company and/or the Parent hereunder is terminated due to the Executive's Disability, the Employment Period shall terminate on the date of termination and the Executive shall be entitled to receive all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination. In addition, the Executive shall be entitled to receive (A) after the Disability Effective Date the most favorable disability benefits provided by the Company to disabled senior executives of the Company under the plans, practices, policies and programs, if any, maintained or provided by the Company (or the economic equivalent thereof) and a lump sum payment equal to one year of the Executive's then Base Salary and the full amount of the bonus the Executive then was eligible to receive assuming for purposes hereof that the Executive would have received 100% of the Executive's bonus potential.

                  (c) Cause; Without Good Reason. If the Executive's employment with the Company shall be terminated for Cause by the Company or by the Executive without Good Reason, the Employment Period shall terminate on the date of termination and the Executive shall be entitled to receive all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days after the date of termination.

                  (d) Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, the Company hereunder shall terminate the Executive's employment with the Company hereunder (other than for Cause, Death or Disability), or the Executive shall terminate his employment with the Company hereunder for Good Reason (i) the Executive shall receive the Accrued Obligations, payable in a lump sum in cash within thirty (30) days after the date of termination, (ii) a lump sum payment equal to 2.99 times the sum of
(A) the Executive's Base Salary on the date of termination, plus (B) the full amount of the bonus the Executive was eligible to receive in the current fiscal year assuming for purposes hereof that the Executive would have received 100% of the Executive's bonus potential payable at the same time payment of the Accrued Obligations is made, (iii) additional and accelerated vesting and exercisability as to the portion of any outstanding option scheduled to vest on the next following vesting date for any such option (as if the Executive remained employed through such next date), and (iv) for one (1) year, after the date, or such longer period as any plan, practice, policy or program may provide, the Company shall continue the benefits described in Section 4(b)(iii) to the Executive and/or the Executive's family, including, without limitation, health insurance and life insurance, in amounts and on a basis at least equal to those provided to senior executives (and their families) of the Company or the economic equivalent thereof.

         7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs, provided by the Company nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option, stock appreciation, short or long term incentive plans, restricted stock or other plans, arrangements, or agreements with or maintained by the Company and any compensation or benefits which are vested in the Executive or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of the Company at or subsequent to the date of termination shall be payable in accordance with the terms and provisions of such plan, practice, policy or program.

         8. Full Settlement. The Company's obligations to make the payments provided for in this Agreement and otherwise to perform their obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay all the legal fees and expenses incurred by the Company, the Executive and others as a result of the negotiation and/or drafting of this Agreement or any contest or dispute (regardless of the outcome thereof) arising out of this Agreement including, without limitation, any contest regarding the amount of any payment pursuant to this Agreement.

         9.       Certain Additional Payments by the Company.

                  (a) Additional Payments. Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable, pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax) and/or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes), including, without limitation, any Excise Tax, imposed upon or attributable to the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Related Determinations. All determinations required to be made under this Section 9, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment including any determination of the parachute payments under Code Section 280G(b)(2), and the assumptions to be utilized in arriving at such determinations shall be made by a nationally recognized certified public accounting firm that is mutually selected by the Executive and the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this
Section 9 (the "Underpayment"). In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The obligations of the parties under this Section 9 shall indefinitely survive the termination of the Executive's employment with the Company and the termination of this Agreement.

         10.      (a).     Restrictive Covenants. In consideration of the
Employee's continued employment and the mutual promises contained herein, Employee agrees and promises that Employee will not, directly or indirectly, for Employee or any other person, firm, corporation, entity or business:

                  (i) Compete with Company. During the term of his employment by the Company and for a period of one year after termination of employment with the Company for any reason own, manage, operate, control or otherwise be in any manner affiliated or connected with, or engage or participate in the ownership, management, operation or control of (as principal, agent, proprietor, partner, member, shareholder, director, trustee, officer, administrator, employee, consultant, independent contractor, or otherwise), any business or entity that owns or operates any full service or quick service restaurants within 15 miles of any restaurant owned by the Company on the last day of Employee's employment.

                  (ii) Employees. For a period of one year after termination of employment by the Company, Employee shall not, directly or indirectly, (i) induce or influence or attempt to induce or influence, any person who is engaged as an employee, agent, independent contractor or otherwise by the Company to terminate his or her employment or engagement with the Company, nor (ii) aid, assist or abet any other person, firm, or corporation in any of the prohibited matters identified in clause (i) of this Section 10(a).

                  (b). Severability. The parties hereto intend that the covenants contained in Section 10(a)(i) shall be construed as a series of separate covenants, one for each restaurant operated by the Company. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Section 10(a)(i). If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this section, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  (c). Proprietary and Confidential Information. The parties hereto acknowledge and agree that proprietary and confidential information means information or material which is not generally available to or used by others outside the Company or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain. Information and material which is considered proprietary and confidential by the Company includes, but is not limited to, the following:

                  (i) Information and material which relates to the Company's purchasing, accounting, operating or marketing methods;

                  (ii) Information and material related to business plans and methods of operations or methods of doing business or relating to marketing or expansion plans developed or to be developed by the Company;

                  (iii) Information and material related to the Company's method and manner of compensating its employees;

                  (iv) Any of the information of the type described above which the Company obtained from another source and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.

                  (d). Use of Information. Employee acknowledges and agrees that he is in a fiduciary relationship with the Company and as a consequence of this fiduciary relationship and the trust and confidence reposed in the Employee by the Company, Employee will receive proprietary and confidential information and/or trade secrets of the Company, as previously defined in this Agreement. In partial consideration for the mutual promises contained herein, the Employee agrees not to directly or indirectly divulge, publish, communicate, use to the detriment of the Company, use for the benefit of any person, firm, corporation, or business or misuse in any way any such proprietary and confidential information and/or trade secrets either during or subsequent to employment with the Company, whether or not conceived, originated, discovered or developed in whole or in part by Employee.

                  (e). Availability of Injunctive Relief. The parties acknowledge that compliance with the covenants in Sections 10(a)(c) and (d) is necessary to protect the business, goodwill and proprietary interests of the Company. The parties further agree that the remedy at law for breach of any of the provisions of such covenants is inadequate and that the Company shall be entitled, in addition to other such remedies as it may have, to injunctive relief for any breach or threatened breach of Sections 10(a)(c) and (d) without proof of any actual damages that may have been or may be caused to the Company by such breach or threatened breach.

                  (f) Exclusion. Notwithstanding the foregoing, nothing contained in this Section 10 is intended nor shall it be construed to prevent, limit or impair Executive's ability to engage in any business, enterprise or investment in which Executive is engaged as of the Effective Date or in which Executive first engages during the term of this Agreement with the express approval of the Board.

         11. Successors. (a) This Agreement is personal to the Executive. Without the prior written consent of the Company it shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws thereunder. The captions of this Agreement are not part of the provisions hereof and shall not have any force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by facsimile transmission, hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                           Daniel B. Fitzpatrick
                           4220 Edison Lakes Parkway
                           Mishawaka, Indiana  46545

                  If to the Company:

                           John C. Firth
                           Executive Vice President and General Counsel
                           Quality Dining, Inc.
                           4220 Edison Lakes Parkway
                           Mishawaka, Indiana  46545

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive and the Company have each caused this Agreement to be executed in their name and on their behalf on the date first above written.


                                         QUALITY DINING, INC.


                                         /s/ John C. Firth
                                         ---------------------------------------
                                         By:  John C. Firth
                                         Its: Executive Vice President and
                                              General Counsel



                                         EXECUTIVE


                                         /s/ Daniel B. Fitzpatrick
                                         ---------------------------------------
                                         Daniel B. Fitzpatrick